Exhibit 10.1

September         , 2015

VASCO Data Security International, Inc.

1901 South Meyers Road, Suite 210

Oakbrook Terrace

Illinois

United States

60181

Dear Sirs/Mesdames:

Re:	Voting Support Agreement

This voting support agreement (the “Agreement”) is entered into by and among • (the “Supporting Party”), VASCO Data Security International, Inc. (the “Parent”), 685102 N.B. Inc. (the “Purchaser” and collectively with the Parent, the “Purchaser Parties”), Silanis Technology Inc. (the “Corporation”) and Silanis International Limited (“SIL” and collectively with the Corporation and Silanis Canada Inc., the “Silanis Companies”). The Silanis Companies, the Supporting Party and the Purchaser Parties are hereinafter referred to as the “Parties”.

The Supporting Party understands that concurrently with the execution of this Agreement, the Purchaser Parties, the Silanis Companies and 9450734 Canada Inc., as such entity’s legal name may be amended from time to time (the “Agent”), acting solely in its capacity as agent of the Securityholders, are entering into an arrangement agreement (as it may have been, or may from time to time be, amended, restated, replaced, supplemented or novated, the “Arrangement Agreement”) contemplating the sale and purchase of the Shares by way of an arrangement under Section 192 of the CBCA in accordance with and subject to the terms and conditions of the Plan of Arrangement (the “Proposed Arrangement”). The Supporting Party [is the [registered and] beneficial owner of • shares of the Corporation [SIL] (the “Subject Shares”) and • options to purchase Class C exchangeable shares in the capital of the Corporation (“Class C Exchangeable Shares”)] and has agreed to enter into this Agreement in connection with the Proposed Arrangement.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Arrangement Agreement and the interpretation rules found in the Arrangement Agreement shall apply mutatis mutandi to this Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the Parties hereby agree as follows:

1.	Voting and Exclusive Dealings

The Supporting Party covenants and agrees, from the date hereof until the earlier of (i) the Effective Date, and (ii) the date on which this Agreement is terminated pursuant to Section 5 hereof:

(a)	at the applicable Meeting, to cause the Subject Shares to be counted as present for purposes of establishing quorum and to exercise (or cause to be exercised) all voting rights attached to the Subject Shares:

(i)	in favour of the Corporation [SIL] Arrangement Resolution and any other matters which are necessary for the consummation of the Arrangement and the other transactions contemplated by the Arrangement Agreement and the Plan of Arrangement (the “Transaction”), and not withdraw any proxies or change its vote in respect thereof; and

(ii)	against any resolution proposed by the Corporation [SIL] or any other Person that would reasonably be expected to adversely affect or reduce the likelihood of the successful completion of the Transaction or delay or interfere with, the completion of the Transaction;

(b)	except as contemplated by this Agreement, not to vote or grant to any Person other than the Purchaser Parties a proxy to vote or enter into any voting trust, vote pooling or other agreement with respect to the right to vote the Subject Shares (and will cause such Subject Shares not to be voted) in favour of any Acquisition Proposal;

(c)	to deliver, or cause to be delivered, to the Corporation’s [SIL’S] transfer agent, or as otherwise directed by the Corporation [SIL], after receipt of proxy materials for, and no later than 5 days before the date of, the applicable Meeting or any other meeting of the securityholders (or any of them) of the Corporation [SIL] called for the purpose of approving the Transaction, a duly executed proxy directing that the Subject Shares be voted at such meeting in favour of the Transaction and all related matters;

(d)	not to support any action that is intended or would reasonably be expected to impede, interfere with, delay, postpone or discourage the completion of the Transaction nor do anything that would reasonably be expected to frustrate or hinder the consummation of the Transaction;

(e)	not to, directly or indirectly, exercise or cause to be exercised any Dissent Rights in connection with the Arrangement;

(f)	to hereby revoke any and all previous proxies granted that may conflict or be inconsistent with the matters set forth in this Agreement and the Supporting Party agrees not to, directly or indirectly, grant any other proxy or power of attorney with respect to the matters set forth in this Agreement except as expressly required or permitted by this Agreement;

(g)

not to, directly or indirectly, through any Representative or otherwise, solicit proposals or offers from, provide information (including by way of furnishing or providing copies of, access to, or disclosure of, any confidential information, properties, facilities, books or records of the Silanis Companies) to, discuss or negotiate with, accept, approve or recommend (or propose to accept, approve or recommend) any proposal or offer from, or enter into any agreement, arrangement or understanding with, any other Person relating to the acquisition of the Shares, the business of the Corporation [SIL] or material assets of the Corporation [SIL], in whole or in part, whether through direct or indirect purchase, amalgamation, recapitalization, plan of arrangement, joint venture or other business combination other than sales of assets in the Ordinary Course;

(h)	to immediately cease and terminate, and cause to be terminated, any solicitation, encouragement, discussions or negotiations commenced prior to the date of this Agreement with any Person (other than the Purchaser Parties) by or on behalf of the Supporting Party with respect to any Acquisition Proposal or potential Acquisition Proposal, whether or not initiated by the Supporting Party; and

(i)	not to option, sell, transfer, pledge, encumber, grant a security interest in, hypothecate or otherwise convey or enter into any forward sale, repurchase agreement or other monetization transaction with respect to any of the Subject Shares, or any right or interest therein (legal or equitable), to any person or group or agree to do any of the foregoing.

2.	Change in Nature of Transaction with Consent of Purchaser Parties

(a)	In the event that: (i) the Silanis Companies, with the agreement of the Purchaser Parties, determine in their good faith judgment that it is necessary or desirable to proceed with an alternative transaction structure, including, without limitation, an amalgamation, a share purchase, an asset purchase or other similar transaction, in conjunction with or instead of the Transaction; (ii) such alternative transaction provides the same, or better, financial treatment to all affected Parties and the financial implications (including tax) for the Supporting Party are the same or better; and (iii) such alternative transaction is initiated on or before the Outside Date, and is capable of being completed on or before the Outside Date (as described in each of the foregoing clauses (i), (ii) and (iii), a “Revised Transaction”), the Supporting Party shall support the completion of the Revised Transaction in the same manner and to the same extent that it has agreed to support the Transaction under this Agreement.

(b)	In the event of any proposed Revised Transaction, the references in this Agreement to the Transaction shall be deemed to be changed to “Revised Transaction” and all terms, covenants, representations and warranties of this Agreement shall be and shall be deemed to have been made in the context of the Revised Transaction.

3.	Representations and Warranties

The Supporting Party represents and warrants as follows to the Purchaser Parties:

(a)	Incorporation, Formation and Power. The Supporting Party is incorporated, formed or constituted, as applicable, and existing under the Laws of its jurisdiction of incorporation, formation or constitution and has the requisite power to enter into and perform its obligations under this Agreement and to sell the Subject Shares.

(b)	Authority. The execution and delivery of, and the performance by the Supporting Party of the transactions contemplated by, this Agreement and the sale of the Subject Shares have been duly authorized by all necessary action on the part of the Supporting Party.

(c)	Validity of Agreement. None of the execution and delivery by the Supporting Party of this Agreement or the completion or performance of the transactions contemplated hereby or the compliance by the Supporting Party with the Supporting Party’s obligations hereunder requires the consent, approval or authorization of, or declaration or filing with, any Governmental Entity or other Person on the part of the Supporting Party or will result in a breach of (i) the Governing Documents of the Supporting Party; (ii) any agreement or instrument to which the Supporting Party is a party or by which the Supporting Party or any of the Supporting Party’s property or assets is bound; (iii) to the knowledge of the Supporting Party, any judgment, decree, order or award of any Governmental Entity; or (iv) any law, statute, ordinance, regulation or rule relevant in the context of the Arrangement or this Agreement.

(d)	Execution and Binding Obligation. This Agreement has been duly executed and delivered by the Supporting Party and constitutes a legal, valid and binding obligation, enforceable by the Purchaser Parties against the Supporting Party in accordance with its terms, subject, however, to any limitation under applicable Laws relating to (i) bankruptcy, insolvency, reorganization and other Laws of general application affecting the enforcement of creditors’ rights, and (ii) the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction.

(e)	Title to Subject Shares. The Supporting Party is the [sole registered and beneficial owner of the Subject Shares], with good and valid title thereto, free and clear of all Liens. [Except for • options to purchase Class C Exchangeable Shares which options will become fully vested immediately prior to the Closing in consideration for an amount equal to the “in-the-money” value payable in cash], the Subject Shares are the only securities of the Corporation [SIL], directly or indirectly, or over which control or direction is exercised, by the Supporting Party and the Supporting Party has no agreement or option, or right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase or acquisition by the Supporting Party of additional Shares.

(f)	No Other Agreement to Purchase or Vote. Except for Purchaser Parties’ right under the Arrangement Agreement, no Person has any contractual right or privilege for the purchase or acquisition from the Supporting Party of any of the Subject Shares or for the right to vote the Subject Shares.

(g)	No Legal Proceedings. There are no legal proceedings, claims or investigations in progress or pending before any Governmental Entity or, to the knowledge of the Supporting Party, threatened against the Supporting Party or its Affiliates that would adversely affect in any manner the ability of the Supporting Party to enter into this Agreement and to perform its obligations hereunder.

4.	Acknowledgements

The Supporting Party acknowledges that the Arrangement Agreement is intended to constitute a purchase and sale agreement relating to the Subject Shares, the terms and conditions of which include the Plan of Arrangement and that, pursuant to the Arrangement Agreement and subject to the Plan of Arrangement taking effect that:

(a)	the execution of the Arrangement Agreement by Agent will be deemed to be and to have always been an execution of such purchase and sale agreement on behalf of the Supporting Party; and

(b)	the Supporting Party will be deemed to be and to have always been a party to such purchase and sale agreement effective on and as of the date of execution of the Arrangement Agreement and, without limiting the generality of the foregoing, the Supporting Party shall be bound by the terms and conditions of Section 2.9 (Binding Agreement), Section 3.3 (Treatment of Options), Section 3.6 (Determination of Net Adjustment Amount), Article 11 (Indemnification) and Section 12.6 (Appointment of Agent) of the Arrangement Agreement, including the provisions providing for the irrevocable constitution and appointment of Agent as its exclusive and legal representative and attorney-in-fact and agent, with respect to all matters under the Arrangement Agreement and the Plan of Arrangement.

5.	Termination

(a)	This Agreement shall terminate on the earliest to occur of the following:

(i)	the Effective Date;

(ii)	the date upon which the Parties agree in writing to terminate this Agreement;

(iii)	the date of earlier termination of the Arrangement Agreement in accordance with its terms.

(b)	Upon termination of this Agreement in accordance with this Section 5, the provisions of this Agreement will become void and no Party shall have liability to any other Party, except in respect of a breach of any covenant, agreement or obligation hereunder, or a misrepresentation in this Agreement.

6.	Remedies

The Parties agree that irreparable harm would occur for which money damages would not be an adequate remedy at law in the event that any of the provisions of this Agreement were not performed by either Party in accordance with their specific terms or were otherwise breached by either Party. It is accordingly agreed that the Parties shall be entitled to injunctive and other equitable relief to prevent breaches of this Agreement, and to enforce compliance with the terms of this Agreement against a Party without any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief, this being in addition to any other remedy to which the Parties may be entitled at law or in equity.

7.	Third Party Beneficiaries

This Agreement will not benefit or create any right or cause of action in favour of any Person, other than the Parties and their respective successors and permitted assigns.

8.	Successors and Assigns

(a)	This Agreement becomes effective only when executed by the Parties. After that time, it is binding on and enures to the benefit of the Parties and their respective successors and permitted assigns.

(b)	Neither this Agreement nor any of the rights or obligations under this Agreement may be assigned or transferred, in whole or in part, by any Party without the prior written consent of the other Parties.

9.	Disclosure

The Supporting Party agrees:

(a)	to the existence and factual details of this Agreement (other than registration particulars) being set out in any public disclosure, including, without limitation, press releases, information circulars and court materials, produced by the Silanis Companies, the Purchaser Parties, at the reasonable discretion of such Party, in connection with the Transaction; and

(b)	to this Agreement (other than registration particulars) being filed and/or available for inspection by the public to the extent required by applicable securities laws or stock exchange rules.

10.	Notice.

Any notice, or other communication given regarding the matters contemplated by this Agreement (must be in writing, sent by personal delivery, courier or electronic email and addressed:

(a)	to the Purchaser Parties at:

Attention:
Email:

with a copy to:

Baker & McKenzie LLP

Brookfield Place, Bay/Wellington Tower

181 Bay Street, Suite 2100

Toronto ON M5J 2T3

Attention:         Charlie MacCready

Email:               charlie.maccready@bakermckenzie.com

(b)	to the Supporting Party at:

Attention:
Email:

with a copy to:

Stikeman Elliott LLP

1155 René-Lévesque Blvd. West

40th Floor

Montreal, Québec H3B 3V2

Attention:         Peter Castiel

Email:              pcastiel@stikeman.com

11.	Waiver

No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision (whether or not similar). No waiver will be binding unless executed in writing by the Party to be bound by the waiver. A Party’s failure or delay in exercising any right under this Agreement will not operate as a waiver of that right. A single or partial exercise of any right will not preclude a Party from any other or further exercise of that right or the exercise of any other right.

12.	Entire Agreement.

This Agreement constitutes the entire agreement between the Parties with respect to the transactions contemplated by this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties. There are no representations, warranties, covenants, conditions or other agreements, express or implied, collateral, statutory or otherwise, between the Parties in connection with the subject matter of this Agreement, except as specifically set forth in this Agreement. The Parties have not relied and are not relying on any other information, discussion or understanding in entering into and completing the transactions contemplated by this Agreement.

13.	Expenses

Each of the Parties shall pay its own legal, financial, advisory, accounting and other costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement.

14.	Amendment

This Agreement may only be amended, supplemented or otherwise modified by written agreement signed by the Parties.

15.	Governing Law

This Agreement shall be governed by, construed and enforced in accordance with, the laws of the Province of Québec and the federal laws of Canada applicable therein.

16.	Capacity as Shareholder

If the Supporting Party is a member of the board of directors of the Corporation [SIL], the Supporting Party is bound hereunder solely in his capacity as a Shareholder and the provisions of this Agreement shall be subject to the fiduciary duty of the Shareholder, in his or her capacity as director of the Corporation [SIL].

17.	Severability

If any provision of this Agreement is determined to be illegal, invalid or unenforceable by an arbitrator or any court of competent jurisdiction, that provision will be severed from this Agreement and the remaining provisions will remain in full force and effect.

18.	Language.

The Parties expressly acknowledge that they have requested that this Agreement and all ancillary and related documents thereto be drafted in the English language only. Les parties aux présentes reconnaissent avoir exigé que la présente entente et tous les documents qui y sont accessoires soient rédigés en anglais seulement.

19.	Counterparts

This Agreement may be executed in any number of counterparts, each of which is deemed to be an original, and such counterparts together constitute one and the same instrument. Transmission of an executed signature page by facsimile, PDF email or other electronic means is as effective as a manually executed counterpart of this Agreement.

[Signature page follows.]

Yours truly,

[SUPPORTING PARTY]

Per:
Authorized Signatory

Acknowledged and agreed to as of the date hereinabove mentioned.

685102 N.B. INC.

Per:
Authorized Signatory

VASCO DATA SECURITY INTERNATIONAL, INC.

Per:
Authorized Signatory

Acknowledged and agreed to as of the date hereinabove mentioned.

SILANIS TECHNOLOGY INC.

Per:
Authorized Signatory

SILANIS INTERNATIONAL LIMITED

Per:
Authorized Signatory